UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 12, 2005

EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815
(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts

02142

(Address of Principal Executive Offices)	(Zip Code)

(617) 250-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 12, 2005, the Board of Directors of EPIX Pharmaceuticals, Inc. (“EPIX” or the “Company”) exercised its option to extend the contract of Interim Chief Executive Officer (“CEO”) Michael J. Astrue for two additional months, thereby bringing his term as Interim CEO to six months.  Mr. Astrue joined EPIX as Interim CEO on September 14, 2005 pursuant to an Employment Agreement (the “Employment Agreement”), with a contract term of four months, plus an option for two additional months.  All other terms of the Employment Agreement remain the same and are incorporated herein by reference to EPIX’ Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2005 (File No. 000-21863).

Item 2.05.   Costs Associated with Exit or Disposal Activities.

(a)           On December 12, 2005, as a result of the U.S. Food and Drug Administration’s (“FDA”) second approvable letter regarding Vasovist™, the Company’s Board of Directors approved a plan that will eliminate approximately 50% of its workforce in January, 2006.  The reductions will affect both the research and development and the general and administrative areas of the Company.  Prior to the initial announcement on November 23, 2005 of the Company’s intention to reduce its workforce, the Company had 93 employees.  Following the completion of the reduction, the Company expects that it will have approximately 48 employees.

(b), (c), (d)             The Company expects that the workforce reduction will result in a one-time charge of approximately $1.2 million, which the Company intends to recognize in the fourth quarter of 2005.  While the Company expects that spending in 2006 will be highly dependent on anticipated input from the FDA about future clinical trials for Vasovist, it anticipates that the reductions in staff should reduce the Company’s projected cash burn in 2006 by approximately 30%, or $7 million, excluding non-recurring cash payments associated with the reduction.  In 2005, the Company expects that its cash burn will be approximately $25 million.  A few of the employees included in the reduction will terminate their employment later in the first quarter of 2006 as they complete work on important activities.  The Company expects to incur additional future costs in connection with the workforce reduction which are not currently estimable.  To the extent that these additional costs are determined to be material to the Company, the Company will amend this Current Report on Form 8-K to describe such costs.

Item 8.01.   Other Events.

On December 13, 2005, EPIX issued a press release announcing its plans to reduce the Company’s workforce.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Also on December 13, 2005, EPIX issued a press release announcing the extension of Interim CEO Michael J. Astrue’s contract term by two additional months.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)           The following exhibits are furnished with this report:

Exhibit Number	Description
99.1	Press Release dated December 13, 2005.

99.2	Press Release dated December 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc.

(Registrant)

Date: December 14, 2005	/s/ Michael J. Astrue
Michael J. Astrue
Interim Chief Executive Officer